UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 4, 2017 (December 30, 2016)

SEQUENTIAL BRANDS GROUP, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	001-37656	47-4452789
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

601 West 26th Street, 9th Floor

New York, New York 10001

(Address of Principal Executive Offices/Zip Code)

(646) 564-2577

(Registrant's telephone number, including area code)

Check the appropriate box below if the form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2 (b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.       Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangement of Certain Officers.

Shmidman 2016 Performance Bonus

On December 21, 2016, the Compensation Committee (the “Committee”) of the Board of Directors of Sequential Brands Group, Inc. (the “Company”) reviewed the Company’s projected 2016 EBITDA results in contemplation of awarding Mr. Yehuda Shmidman, the Company’s Chief Executive Officer, his annual cash performance bonus prior to the filing of the Company’s Annual Report on Form 10-K for fiscal year ended December 31, 2016. Thereafter, on December 30, 2016 following due consideration, the Committee determined that the EBITDA targets established for Mr. Shmidman for fiscal year 2016 had been attained. Therefore, in accordance with his employment agreement, Mr. Shmidman was awarded a cash bonus representing 150% of his base salary in respect of his 2016 performance, payable immediately.

In consideration of the early payment of Mr. Shmidman’s annual cash performance bonus, the Committee resolved that Mr. Shmidman would be required to repay the full amount of his cash bonus if the certification of the Company’s financial results and subsequent filing of the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2016 demonstrated that the Company did not attain the 2016 EBITDA targets for fiscal year 2016.

Klein Employment Agreement

On January 3, 2017, the Company entered into an amendment (the “A&R Employment Agreement”) with Mr. Gary Klein, the Company’s Chief Financial Officer, for a term continuing through December 31, 2018, unless otherwise terminated in accordance with the terms of the A&R Employment Agreement (the “Term”). The A&R Employment Agreement extends and amends the terms of the original employment agreement with Mr. Klein, filed as Exhibit 10.16 to the Company’s Annual Report on Form 10-K, which agreement remains in effect except as modified by the A&R Employment Agreement.

During the Term, Mr. Klein will receive a base salary of not less than $325,000 for the 2016 calendar year, $375,000 for the 2017 calendar year and $400,000 for the 2018 calendar year, subject to increases from time to time as determined by the Company’s board of directors or the compensation committee thereof (such salary, the “Base Salary”). Mr. Klein will also be eligible to receive an annual performance bonus of up to 75% of the Base Salary based on the attainment of certain performance targets to be agreed upon by the Company and Mr. Klein, subject to certain adjustments as set forth in the A&R Employment Agreement (the “Annual Bonus”). If applicable, the Annual Bonus shall be due and payable to Mr. Klein annually, payable in the year following the fiscal year for which the Annual Bonus was earned on the earlier of (i) the date the Company files its Annual Report on Form 10-K for the fiscal year for which the Annual Bonus was earned and (ii) April 1st of the following year. In addition, the A&R Employment Agreement provides for an equity compensation grant to Mr. Klein of 60,000 time-vested restricted stock units (the “RSUs”), with 50% vesting on the last calendar day of each of 2017 and 2018.

In the event Mr. Klein’s employment is terminated by the Company upon the end of the term of the A&R Employment Agreement and the Company has not offered to extend the A&R Employment Agreement or offered Mr. Klein a substantially-similar employment agreement, then the Company shall pay Mr. Klein an amount equal to six months of his Base Salary, which shall be payable in full in a lump sum cash payment to be made to Mr. Klein on the date that is 30 days following the date of termination, subject to certain adjustments.

In addition, in the event Mr. Klein’s employment is terminated by the Company with Cause or by Mr. Klein without Good Reason, each as defined in the A&R Employment Agreement, Mr. Klein will be entitled to receive, among other things, (1) any earned but unpaid base salary through the date of termination, (2) reimbursement for any unreimbursed expenses, (3) payment for any accrued but unused vacation time; and (4) such benefits, and other payments, if any, as to which Mr. Klein and his eligible dependents may be entitled under, and in accordance with the terms and conditions of, the employee benefit arrangements, plans and programs of the Company as of the date of termination, other than any severance pay plan.

Item 9.01.        Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description

10.1	Amendment to Employment Agreement, dated as of January 3, 2017, by and between the Company and Mr. Klein.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SEQUENTIAL BRANDS GROUP, INC.

By:	/s/ Gary Klein

Name: Gary Klein
Title: Chief Financial Officer

Dated: January 4, 2017

EXHIBIT INDEX

Exhibit Number	Description

10.1	Amendment to Employment Agreement, dated as of January 3, 2017, by and between the Company and Mr. Klein.